CONSENT OF INDEPENDENT ACCOUNTANTS





  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50927) of Chyron Corporation of our report dated June 18, 1999 relating to the financial statements of Chyron Corporation Employees' 401(k) Plan, which appears in this Form 11-K.




  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP

  New York, New York
  June 25, 1999